CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Regulation A Offering Statement (Form 1-A) of our report dated June 28, 2019, relating to the consolidated financial statements of Juva Life, Inc., which is part of this Offering Statement.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Professional Accountants

July 1, 2019

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Regulation A Offering Statement (Form 1-A) of our report dated June 28, 2019, relating to the financial statements of Juva Life Inc., which is part of this Offering Statement.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Professional Accountants

July 1, 2019